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                                                                     EXHIBIT 4.6

                              COLLATERAL AGREEMENT

                            dated as of July 7, 2004

                                  by and among

                              MEDCATH CORPORATION,

                             MEDCATH HOLDINGS CORP.,

                         and certain of its Subsidiaries

                                  as Grantors,

                                   in favor of

                              BANK OF AMERICA, N.A.

                             as Administrative Agent

                               TABLE OF CONTENTS

ARTICLE I  DEFINED TERMS............................................................   1
        1.01.    Terms Defined in the Uniform Commercial Code.......................   1
        1.02.    Defined Terms......................................................   2
        1.03.    Other Definitional Provisions......................................   5

ARTICLE II  SECURITY INTEREST.......................................................   5
        2.01.    Grant of Security Interest.........................................   5
        2.02.    Grantors Remain Liable.............................................   7

ARTICLE III  REPRESENTATIONS AND WARRANTIES.........................................   7
        3.01.    Existence; Qualification and Power; Compliance with Laws...........   7
        3.02.    Authorization of Agreement; No Conflict............................   8
        3.03.    Governmental Authorizations; Other Consents........................   8
        3.04.    Binding Effect.....................................................   8
        3.05.    Perfected First Priority Liens.....................................   8
        3.06.    Title, No Other Liens..............................................   9
        3.07.    Exact Legal Name; State of Organization; Location of
                 Inventory, Equipment and Fixtures; other Information...............   9
        3.08.    Accounts...........................................................   9
        3.09.    Chattel Paper......................................................  10
        3.10.    Deposit Accounts...................................................  10
        3.11.    Intellectual Property..............................................  10
        3.12.    Inventory..........................................................  10
        3.13.    Investment Property; Partnership/LLC Interests.....................  11
        3.14.    Commercial Tort Claims.............................................  11

ARTICLE IV  COVENANTS...............................................................  11
        4.01.    Maintenance of Perfected Security Interest; Further
                 Information........................................................  11
        4.02.    Maintenance of Insurance...........................................  11
        4.03.    Changes in Locations; Changes in Name or Structure.................  12
        4.04.    Required Notifications.............................................  12
        4.05.    Delivery Covenants.................................................  13
        4.06.    Control Covenants..................................................  13
        4.07.    Filing Covenants...................................................  14
        4.08.    Accounts...........................................................  14
        4.09.    Intellectual Property..............................................  14
        4.10.    Investment Property; Partnership/LLC Interests.....................  16
        4.11.    Equipment..........................................................  16
        4.12.    Vehicles...........................................................  16
        4.13.    Further Assurances.................................................  16

ARTICLE V  REMEDIAL PROVISIONS......................................................  17
        5.01.    General Remedies...................................................  17
        5.02.    Specific Remedies..................................................  17
        5.03.    Private Sale.......................................................  20
        5.04.    Application of Proceeds............................................  20
        5.05.    Waiver, Deficiency.................................................  20

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
ARTICLE VI  THE ADMINISTRATIVE AGENT................................................  21
        6.01.    Administrative Agent's Appointment as Attorney-In-Fact.............  21
        6.02.    Duty of Administrative Agent.......................................  22
        6.03.    Authority of Administrative Agent..................................  23

ARTICLE VII  MISCELLANEOUS..........................................................  23
        7.01.    Amendments in Writing..............................................  23
        7.02.    Notices............................................................  23
        7.03.    No Waiver by Course of Conduct, Cumulative Remedies................  23
        7.04.    Enforcement Expenses, Indemnification..............................  24
        7.05.    Governing Law; Consent to Jurisdiction.............................  24
        7.06.    Waiver of Jury Trial...............................................  25
        7.07.    Successors and Assigns.............................................  26
        7.08.    Set-Off............................................................  26
        7.09.    Counterparts.......................................................  26
        7.10.    Severability.......................................................  26
        7.11.    Section Heading....................................................  26
        7.12.    Integration........................................................  26
        7.13.    Acknowledgements...................................................  27
        7.14.    Additional Grantors................................................  27
        7.15.    Releases...........................................................  27

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
SCHEDULES:

Schedule 3.07         Jurisdiction of Organization; Taxpayer Identification
                      Number; Registered Organization Number; Mailing
                      Address; Chief Executive Office and other Locations
Schedule 3.10         Deposit Accounts
Schedule 3.11         Intellectual Property
Schedule 3.13         Investment Property and Partnership/LLC Interests
Schedule 3.14         Commercial Tort Claims

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                                                                  EXECUTION COPY

                              COLLATERAL AGREEMENT

      COLLATERAL AGREEMENT, dated as of July 7, 2004, by and among MEDCATH CORPORATION, a Delaware corporation (the "Parent"), MEDCATH HOLDINGS CORP., a Delaware corporation (the "Borrower"), the Subsidiary Guarantors, as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiary Guarantors and Additional Grantors, collectively, the "Subsidiary Grantors" and, together with the Parent and the Borrower, collectively, the "Grantors"), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the ratable benefit of the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 7, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Parent, the Borrower, the Lenders, and the Administrative Agent.

                              STATEMENT OF PURPOSE

      Pursuant to the Credit Agreement, the Lenders have agreed to make certain Credit Extensions to the Borrower upon the terms and subject to the conditions set forth therein.

      Pursuant to the terms of the Credit Agreement, the Parent has guaranteed payment and performance of the Obligations of the Borrower.

      Pursuant to the terms of the Subsidiary Guaranty, certain Subsidiary Guarantors who are parties hereto have guaranteed payment and performance of the Obligations of the Borrower.

      It is a condition precedent to the obligation of the Lenders to make their respective Credit Extensions to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of itself and the Lenders.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Credit Extensions to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      1.01. Terms Defined in the Uniform Commercial Code.

      (a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in Section 1.02 below) as in effect from time to time: "Account", "Account Debtor", "Authenticate", "Certificated Security", "Chattel Paper";

"Commercial Tort Claim" "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixture", "General Intangible", "Instrument", "Inventory", "Investment Property", "Issuer", "Letter of Credit Rights", "Proceeds", "Record", "Security Entitlement", "Securities Intermediary", "Securities Account", "Supporting Obligation", "Tangible Chattel Paper", and "Uncertificated Security".

      (b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

      1.02. Defined Terms. The following terms when used in this Agreement shall have the meanings assigned to them below:

      "Additional Grantor" means each Subsidiary of the Parent which hereafter becomes a Grantor pursuant to Section 7.13 hereof.

      "Agreement" means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.

      "Applicable Insolvency Laws" means all applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other "avoidance" provisions of Title 11 of the United States Code).

      "Assignment of Claims Act" means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

      "Collateral" has the meaning assigned thereto in Section 2.01.

      "Collateral Account" means any collateral account established by the Administrative Agent as provided in Section 5.02.

      "Control" means the manner in which "control" is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving "control".

      "Controlled Depository" has the meaning assigned thereto in Section 4.06.

      "Controlled Intermediary" has the meaning assigned thereto in Section
4.06.

      "Copyrights" means, collectively, all of the following of any Grantor: (a) all material copyrights, rights and material interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule
3.11 hereto; (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the

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foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

      "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee, including, without limitation, those listed on Schedule 3.11, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

      "Effective Endorsement and Assignment" means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.

      "Excess Collateral" has the meaning assigned thereto in Section 4.06.

      "Government Contract" means a material contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all material obligations of any such Governmental Authority arising under any Account now or hereafter owing by any Governmental Authority, as account debtor, to any Grantor.

      "Grantors" has the meaning set forth in the Preamble of this Agreement.

      "Intellectual Property" means, collectively, all of the following of any
Grantor: (a) all material systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer's notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (c) other licenses to use any of the items described in the foregoing clauses (a) and (b) or any other similar items of such Grantor necessary for the conduct of its business.

      "Medicare/Medicaid Receivables" means any payment received by a Grantor pursuant to Accounts arising under a Medicaid Provider Agreement or a Medicare Provider Agreement.

      "Medicare/Medicaid Receivables Account" means any Deposit Account of any Grantor into which the only funds that are deposited are Medicare/Medicaid Receivables.

      "Obligations" means (i) with respect to the Borrower and the Parent, the meaning assigned thereto in the Credit Agreement and (ii) in the case of each Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty.

      "Partnership/LLC Interests" means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor's capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor's interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

      "Patents" means, collectively, all of the following of any Grantor: (a) all material patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto; (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing; (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

      "Patent License" means all agreements now or hereafter in existence, whether written, or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in
Schedule 3.11 hereto.

      "Securities Act" means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

      "Security Interests" means the security interests granted pursuant to
Article II, as well as all future security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.

      "Subsidiary Grantors" has the meaning set forth in the Preamble of this Agreement.

      "Subsidiary Issuer" means any Issuer of Investment Property or any Partnership/LLC Interests, which such Issuer is a direct or indirect Subsidiary of the Parent or the Borrower.

      "Trademarks" means, collectively, all of the following of any Grantor: (a) all material trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such mark) anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto; (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

      "Trademark License" means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.11.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

      "Vehicles" means all cars, trucks, trailers and other vehicles covered by a certificate of title under the laws of any state and all tires and all other appurtenances to any of the foregoing.

      1.03. Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof. To the extent that a direct conflict between the provisions of this Agreement and the provisions of the Credit Agreement (other than with respect to any provision of this Agreement relating the grant, pledge and assignment of the Security Interest in the Collateral or the exercise of remedies with respect thereto), the Credit Agreement shall govern.

                                   ARTICLE II

                                SECURITY INTEREST

      2.01. Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of itself and the Lenders, a security interest in, all of such Grantor's right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

            (a)   all Accounts;

            (b)   all Chattel Paper;

            (c)   all Commercial Tort Claims identified on Schedule 3.14;

            (d) subject to the proviso at the end of this Section 2.01, all Deposit Accounts;

            (e)   all Documents;

            (f) all Equipment; provided, however, that Equipment excludes any and all equipment financed solely by a third party equipment lender who finances the purchase, lease or refinance of specific equipment and who does not permit the Administrative Agent or the Lenders to encumber or obtain a security interest in such financed equipment, but does include (A) all equipment financed by such equipment lender who does not prohibit the grant of a security interest in such financed equipment and
                  (B) all equipment financed with the proceeds obtained from the Extensions of Credit;

            (g)   all Fixtures;

            (h)   all General Intangibles;

            (i) all Instruments (including, without limitation, all Permitted Intercompany Notes);

            (j)   all Intellectual Property;

            (k)   all Inventory;

            (l)   all Investment Property;

            (m)   all Letter of Credit Rights;

            (n)   all Vehicles;

            (o)   all other personal property not otherwise described above;

            (p)   all books and records pertaining to the Collateral; and

            (q) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and Supporting Obligations

                  (including, without limitation, all Supporting Obligations relating to any Permitted Intercompany Note) given by any Person with respect to any of the foregoing;

provided that, so long as applicable Medicare Regulations or Medicaid Regulations prohibit the direct payment of Medicare/Medicaid Receivables to any assignee of any Grantor entitled to receive direct payment of such Medicare/Medicaid Receivables pursuant to the applicable Medicare Provider Agreement or Medicaid Provider Agreement, the Collateral shall not include, and no Security Interest shall be granted in, any Medicare/Medicaid Receivables Account. Notwithstanding any of the foregoing to the contrary, nothing herein shall limit the Administrative Agent's Security Interest in any Medicare/Medicaid Receivables or any of the Proceeds thereof.

      2.02. Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any Lender shall have any liability in contract or tort for any Grantor's acts or omissions.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Credit Extensions to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

      3.01. Existence; Qualification and Power; Compliance with Laws. Each Grantor (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as now being conducted and hereafter proposed to be conducted and (ii) execute, deliver and perform its obligations under this Agreement, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) is in compliance with all Laws; except in each case referred to in clauses (b)(i), (c) or (d), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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

      3.02. Authorization of Agreement; No Conflict. The execution, delivery and performance by each Grantor of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Grantor's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under, (i) any Contractual Obligation to which such Grantor is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Grantor or its property is subject; or (c) violate any applicable Law. Each Grantor is in compliance with all Contractual Obligations referred to in clause (b)(i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      3.03. Governmental Authorizations; Other Consents.

      (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Grantor of this Agreement except (i) as may be required by Laws affecting the offering and sale of securities generally, (ii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office and (iii) filings under the UCC and/or the Assignment of Claims Act.

      (b) Each of the Grantors (i) has all Governmental Approvals required by any applicable Law (including, without limitation, Medicare Regulations and Medicaid Regulations (as applicable)) for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws (including, without limitation, Medicare Regulations and Medicaid Regulations (as applicable)) relating to it or any of its respective properties except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws (including, without limitation, Medicare Regulations and Medicaid Regulations (as applicable)) with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law.

      3.04. Binding Effect. This Agreement has been duly executed and delivered by each Grantor that is party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is party hereto in accordance with its terms, except as such enforceability may be limited by Applicable Insolvency Laws and the availability of equitable remedies.

      3.05. Perfected First Priority Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.07 (pursuant to Section 3.07(a)). The Security Interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the

Administrative Agent, for the ratable benefit of itself and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and, (b) upon the filing of (i) the financing statements described above and (ii) any termination statements required to be filed on the Closing Date pursuant to the terms and conditions of the Credit Agreement, are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.

      3.06. Title, No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary, in each case subject to the terms of any deposit account control agreement or securities control agreement, as applicable to the extent required hereunder, in favor of the Administrative Agent, and (c) a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as, the applicable Grantors have complied to the reasonable satisfaction of the Administrative Agent with the applicable provisions of Section 4.06.

      3.07. Exact Legal Name; State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

      (a) The exact legal name of each Grantor as it appears in its Articles of Incorporation, Articles of Organization or other organizational documents is as set forth in Schedule 3.07. Each Grantor remains organized under the laws of the state identified on Schedule 3.07 under such Grantor's name. The taxpayer identification number and registered organization number of each Grantor is set forth on Schedule 3.07 under such Grantor's name. No Grantor does business nor has done business during the past five years under any trade name, fictitious business name or any other similar appellation except as disclosed on Schedule
3.07 under such Grantor's name. Except as disclosed on Schedule 3.07 under such Grantor's name, no Grantor has, during the past five (5) years, (i) acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor's business, or (ii) changed its identity or organizational structure.

      (b) All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned of hereafter acquired) is (or will be) located at the locations specified on Schedule 3.07, except as otherwise permitted hereunder.

      (c) The mailing address, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.07 under such Grantor's name.

      3.08. Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by each Grantor to the Administrative Agent as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. To the applicable Grantor's knowledge, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent's rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument other than a check. No notice of any dispute, holdback, claim of set-off or other claim, suspension, debarment, cure notice, show cause notice or notice of termination for default has been issued by any Governmental Authority to any Grantor. Neither the Borrower nor any other Grantor is a party to any pending, or to the Borrower's or any Grantor's knowledge, threatened dispute, holdback, claim of set-off or other claim, suspension, debarment, or termination for default issued by any Governmental Authority.

      3.09. Chattel Paper. As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business (except for Permitted Intercompany Notes delivered in connection with the Credit Agreement).

      3.10. Deposit Accounts. As of the date hereof, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts) owned by any Grantor are listed on Schedule 3.10. Each Deposit Account that is a Medicare/Medicaid Receivables Account is specifically identified on
Schedule 3.10. Only Medicare/Medicaid Receivables are deposited in a Medicare/Medicaid Receivables Account.

      3.11. Intellectual Property.

      (a) All United States Copyright registrations, Copyright applications, issued Patents, Trademark registrations and Trademark applications owned by any Grantor in its own name on the date hereof is listed on Schedule 3.11.

      (b) Except as set forth in Schedule 3.11 on the date hereof, none of the Intellectual Property owned by any Grantor is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except as could not reasonably be expected to have a Material Adverse Effect.

      3.12. Inventory. Collateral consisting of Inventory is of good and merchantable quality, free from any defects (reasonable wear and tear and obsolescence excepted). To the knowledge of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor's ability to manufacture and/or sell such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

      3.13. Investment Property; Partnership/LLC Interests.

      (a) As of the date hereof, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) and all Partnership/LLC Interests owned by any Grantor is listed on
Schedule 3.13.

      (b) All Investment Property and all Partnership/LLC Interests issued by any Subsidiary Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the capital stock of such Subsidiary Issuer issued to such Grantor.

      3.14. Commercial Tort Claims. As of the date hereof, all material Commercial Tort Claims owned by any Grantor are listed on Schedule 3.14.

                                   ARTICLE IV

                                    COVENANTS

      Until the Obligations shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in
Section 7.01, each Grantor covenants and agrees that:

      4.01. Maintenance of Perfected Security Interest; Further Information.

      (a) Each Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.05 and shall defend such Security Interest against the claims and demands of all Persons whomsoever.

      (b) Each Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

      4.02. Maintenance of Insurance.

      (a) Each Grantor will maintain, with financially sound and reputable insurance companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, fraud and such other casualties, including business interruption, as may be reasonably satisfactory to the Administrative Agent in such amounts and with such deductibles at least as favorable as those customarily covered by companies engaged in similar businesses and owning similar properties in localities where the applicable Grantor operates and (ii) insuring such Grantor and the Administrative Agent, for the ratable benefit of the Lenders, against liability for hazards, risks and liability to persons and property relating to the Collateral, in such amounts and with such deductibles at least as favorable as those customarily covered by companies engaged in similar businesses and owning similar properties in localities where the applicable Grantor operates, such policies to be in such form and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

      (b) All such insurance shall (i) name the Administrative Agent for the ratable benefit of itself and the Lenders as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until reasonable prior notice is given to the Administrative Agent (expected to be at least thirty (30) days prior notice) and
(iii) be reasonably satisfactory in all other respects to the Administrative Agent.

      (c) Upon the reasonable request of the Administrative Agent, each Grantor shall deliver to the Administrative Agent and the Lenders periodic reports (but not more than once per year) from a reputable insurance broker with respect to the insurance referred to in this Section 4.02.

      4.03. Changes in Locations; Changes in Name or Structure. No Grantor will, except upon thirty (30) days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and
(b) if applicable, a written supplement to the applicable Schedules of this
Agreement:

      (i) permit any of the Fixtures to be kept at a location other than those listed on Schedule 3.07, except as otherwise permitted hereunder;

      (ii) permit any Investment Property (other than Certificated Securities delivered to the Administrative Agent pursuant to Section 4.05) to be held by or at the Securities Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.13;

      (iii) change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule 3.07; or

      (iv) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

      4.04. Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract, and (d) the acquisition or ownership by such Grantor of any material Commercial Tort Claim,
(ii) any Deposit Account with a value in excess of $50,000, (iii) any Investment Property with a fair market value in excess of $50,000, after the date hereof.

      4.05. Delivery Covenants. Each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of itself and the Lenders, all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable.

      4.06. Control Covenants.

      (a) (i) Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, each Grantor shall instruct (and otherwise use its reasonable efforts) to cause (x) each depositary bank (other than the Administrative Agent) holding a Deposit Account (excluding any Medicare/Medicaid Receivables Account) owned by such Grantor and (y) each Securities Intermediary holding any Investment Property owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a "Controlled Depositary", and any such Securities Intermediary executing and delivering any such control agreement, a "Controlled Intermediary") within five
(5) Business Days of such request. No Grantor shall permit any payments or other funds other than Medicare/Medicaid Receivables paid directly to such Grantor pursuant to the applicable Medicare Provider Agreement or Medicaid Provider Agreement to be deposited into any Medicare/Medicaid Receivables Account. Each Grantor shall cause all funds held in any Medicare/Medicaid Receivables Account to be transferred to a Deposit Account at a Controlled Depository on a weekly basis unless the Administrative Agent requests, or this Agreement otherwise requires, a more frequent transfer following an Event of Default.

            (ii) Notwithstanding any of the provisions hereof, the applicable Grantors shall cause the Deposit Accounts that are identified as comprising the existing cash management system with Bank of America, N.A. on Schedule 3.10 hereof to be subject to a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

      (b) Each Grantor will take such actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter of Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

      (c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.06(a) and Section 4.06(b)) exceeding in value $50,000 in the aggregate (such Collateral exceeding such amount, the "Excess Collateral") is at any time in the possession or control of any consignee, warehouseman, bailee (other than (i) a carrier transporting Inventory to a purchaser in the ordinary course of business, a processor, or any other third party, such Grantor shall promptly notify in writing such Person of the Security Interests created hereby, shall use its reasonable efforts to obtain such Person's written agreement in writing to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions, and shall cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral to the Administrative Agent's together with an Effective Endorsement and Assignment.

      4.07. Filing Covenants. Pursuant to Section 9-509 of the UCC and any other applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as "all assets" or "all personal property." Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

      4.08. Accounts.

      (a) Other than in the ordinary course of business, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any material Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any material Account or (v) amend, supplement or modify any Account in any manner that could materially adversely affect the value thereof.

      (b) Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any material Account.

      (c) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.

      4.09. Intellectual Property.

      (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) (i) will continue to use each Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

      (b) Each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor's right to register the same or to own and maintain the same.

      (c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

      (d) Each Grantor will take all reasonable and necessary steps, at such Grantor's sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

      (e) In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or diluted by a third party, the applicable Grantor shall (i) at such Grantor's sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such

Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns of such infringement, misappropriation or dilution.

      4.10. Investment Property; Partnership/LLC Interests.

      (a) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any Issuer to issue any Investment Property or Partnership/LLC Interests, except for such additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Administrative Agent, or
(ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

      (b) If any Grantor shall become entitled to receive or shall receive any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent in accordance with the terms hereof.

      4.11. Equipment. Each Grantor will maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted) and will promptly furnish to the Administrative Agent a statement respecting any material loss or material damage to any of the Equipment.

      4.12. Vehicles. Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Administrative Agent's first priority Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles. Prior thereto, each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable Grantor in accordance with applicable Law to reflect the ownership interest of such Grantor.

      4.13. Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

                                    ARTICLE V

                               REMEDIAL PROVISIONS

      5.01. General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim any warranties of title, possession and quiet enjoyment. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any Lender, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

      5.02. Specific Remedies.

      (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Accounts, under the Administrative Agent's direction and control; provided that, the

Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

      (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors that such Accounts have been assigned to the Administrative Agent, for the ratable benefit of itself and the Lenders;

            (ii) upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;

            (iii) upon the request of the Administrative Agent, whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into the Collateral Account or in a Deposit Account at Controlled Depositary, until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and Lenders and as property of the Administrative Agent and Lenders, separate from the other funds of such Grantor, and the Administrative Agent shall have the right in to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.04;

            (iv) the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property, any Partnership/LLC Interests or any other Proceeds paid in respect of any Investment Property or any Partnership/LLC Interests, and any or all of any Investment Property or any Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or such Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or such Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or the Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or such Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or the Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the Lenders shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC INTERESTS to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or any Partnership/LLC Interests directly to the Administrative Agent; and

            (v) the Administrative Agent shall be entitled to (but shall not be required to): (A) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of the Credit Agreement, any of the other Loan Documents or any applicable Law, and (B) sell, assign or otherwise transfer any Collateral in accordance with the Credit Agreement, the other Loan Documents and applicable Law.

      (c) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to
Section 5.02(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would result in a Default or Event of Default under any provision of the Credit Agreement, this Agreement or any other Loan Document.

      5.03. Private Sale.

      (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

      (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of Collateral valid and binding and in compliance with any and all other applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.03 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.03 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

      5.04. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements) in accordance with Section 9.03 of the Credit Agreement. Any balance of such Proceeds remaining after shall be paid over to the Borrower, on behalf of the Grantors, or to whomsoever (if such Person is not a Grantor) may be lawfully entitled to receive the same. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-610 and
Section 9-615 of the UCC and (ii) the payment in full of the Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

      5.05. Waiver, Deficiency. Except to the extent prohibited under applicable Law (including Section 9-602 of the UCC), each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Sections 9-607, 9-610, 9-615 or 9-627 of the UCC. Each

Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                                   ARTICLE VI

                            THE ADMINISTRATIVE AGENT

      6.01. Administrative Agent's Appointment as Attorney-In-Fact.

      (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and continuation of an Event of Default:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof,

            (iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.01(a).

      (c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the Default Rate for Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

      (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.01(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

      6.02. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any

Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      6.03. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.01. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Credit Agreement.

      7.02. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.02 of the Credit Agreement.

      7.03. No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      7.04. Enforcement Expenses, Indemnification.

      (a) Each Grantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding) including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

      (b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (in each case, subject to Section 3.01 of the Credit Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      (c) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Grantor would be required to do so pursuant to Section 11.04 of the Credit Agreement.

      (d) The agreements in this Section 7.04 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

      7.05. Governing Law; Consent to Jurisdiction.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK, including Section 5-1401 and
Section 5-1402 of the General Obligations Law of the State of New York, (without regard to the conflicts of law provisions of such state) applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK OR OF THE UNITED STATES DISTRICT COURTS OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF

ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      (c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      7.06. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      7.07. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Collateral Agreement), the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (given in accordance with Section 7.01).

      7.08. Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time pursuant to Section 11.08 of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 7.08 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

      7.09. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      7.10. Severability. Any provision of this Agreement or any other Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      7.11. Section Heading. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      7.12. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

      7.13. Acknowledgements.

      (a) Each Grantor hereby acknowledges that: (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, (ii) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Lenders or among the Grantors and the Lenders.

      (b) Each Subsidiary Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Subsidiary Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

      7.14. Additional Grantors. Each Subsidiary of the Parent that is required to become a party to this Agreement pursuant to Section 6.15 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance satisfactory to the Administrative Agent.

      7.15. Releases.

      (a) At such time as the Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

      (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. In the event that all the capital stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                           [Signature Pages to Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                            MEDCATH CORPORATION

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            MEDCATH HOLDINGS CORP.

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            MEDCATH FINANCE COMPANY, LLC a North
                                            Carolina limited liability company

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            MEDCATH INCORPORATED, a North
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

                           [Signature Pages Continue]

[CORPORATE SEAL]                            MEDCATH OF ARKANSAS, INC., a North
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            MEDCATH OF TEXAS, INC., a North
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            MEDCATH DIAGNOSTICS, LLC, a North
                                            Carolina limited liability company

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            MEDCATH CARDIOLOGY CONSULTING &
                                            MANAGEMENT, INC., an Arizona
                                            corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            AHH MANAGEMENT, INC., a North
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

                           [Signature Pages Continue]

[CORPORATE SEAL]                            DTO MANAGEMENT, INC., a North
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            HOSPITAL MANAGEMENT IV, INC., a Nort
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            HARLINGEN HOSPITAL MANAGEMENT, INC.,
                                            a North Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            HARLINGEN PARTNERSHIP HOLDINGS, INC.
                                            an Arizona corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            LAFAYETTE HOSPITAL MANAGEMENT, INC.,
                                            a North Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

                           [Signature Pages Continue]

[CORPORATE SEAL]                            LOUISIANA HOSPITAL MANAGEMENT, INC.,
                                            a North Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            NM HOSPITAL MANAGEMENT, INC., a Nort
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            SAN ANTONIO HOSPITAL MANAGEMENT,
                                            INC., a North Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            SIOUX FALLS HOSPITAL MANAGEMENT,
                                            INC., a North Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            MILWAUKEE HOSPITAL MANAGEMENT, INC.,
                                            a North Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

                           [Signature Pages Continue]

[CORPORATE SEAL]                            AUSTIN MOB, INC., a North Carolina
                                            corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            HHBF, INC., a North Carolina
                                            corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            SOUTHERN ARIZONA HEART, INC., a Nort
                                            Carolina corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            SAN ANTONIO HOLDINGS, INC., an
                                            Arizona corporation

                                            By: /s/ James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

[CORPORATE SEAL]                            VENTURE HOLDINGS, INC., an Arizona
                                            corporation

                                            By: /s James A. Parker
                                                --------------------------------
                                                Name: James A. Parker
                                                Title: Treasurer

                           [Signature Pages Continue]

[CORPORATE SEAL]                           METUCHEN NUCLEAR MANAGEMENT, LLC, a
                                           Delaware limited liability company

                                           By: /s James A. Parker
                                               ---------------------------------
                                               Name: James A. Parker
                                               Title: Treasurer

[CORPORATE SEAL]                           INTERIM DIAGNOSTICS SOLUTIONS, LLC,
                                           Delaware limited liability company

                                           By: /s/ James A. Parker
                                               ---------------------------------
                                               Name: James A. Parker
                                               Title: Treasurer

[CORPORATE SEAL]                           MEDCATH NUCLEAR SERVICES, LLC, a
                                           North Carolina limited liability
                                           company

                                           By: /s/ James A. Parker
                                               ---------------------------------
                                               Name: James A. Parker
                                               Title: Treasurer

[CORPORATE SEAL]                           HEART RESEARCH CENTERS INTERNATIONAL,
                                           LLC, a North Carolina limited
                                           liability company

                                           By: /s James A. Parker
                                               ---------------------------------
                                               Name: James A. Parker
                                               Title: Treasurer

                           [Signature Pages Continue]

                                                BANK OF AMERICA, N.A.,
                                                as Administrative Agent

                                                By: /s/ Kristine Thennes
                                                    ---------------------------
                                                Name: Kristine Thennes
                                                Title: Vice President